UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 12, 2010
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of shareholders (the “Annual Meeting”) on May 12, 2010 in Gallipolis, Ohio.  At the Annual Meeting, the shareholders approved three proposals.  The proposals are described in detail in the Proxy Statement.

Proposal 1
Registrant’s shareholders elected three individuals to the Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven B. Chapman	2,994,816	34,406	142,386
Robert E. Daniel	3,020,300	8,922	142,386
Jeffrey E. Smith	3,027,085	2,137	142,386

Proposal 2
Registrant’s shareholders approved the amendment to Section 6.01 of the Company’s Code of Regulations to permit amendments by the board of directors, as set forth below:

Votes for	Votes Against	Abstentions	Broker Non-Votes
3,093,763	35,476	42,368	1

Proposal 3
Registrant’s shareholders ratified the selection of Crowe Horwath LLP as the Registrant’s independent registered public accounting firm for fiscal year 2010, as set forth below:

Votes for	Votes Against	Abstentions	Broker Non-Votes
3,164,438	2,384	4,786	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	May 13, 2010		OHIO VALLEY BANC CORP.

		By:	/s/ Jeffrey E. Smith
Jeffrey E. Smith Chairman and Chief Executive Officer